Exhibit 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on March 13, 2017. Except for certain transactions between Reporting Persons on each of March 3, 2017, March 7, 2017, and March 8, 2017 (which were transfers for cash at the per Share prices indicated in the table below with no commissions paid), all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per Share prices. The Reporting Persons undertake to provide, upon request of the staff of the Securities and Exchange Commission, full information regarding the number of Shares purchased at each separate price within the price ranges set forth on the table below.

Transaction Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Weighted Avg Price	Price Range
3/2/2017	40 North Latitude SPV D LLC	Buy	4,500	30.46	30.15 - 30.5
3/2/2017	40 North Latitude SPV D LLC	Buy	1,139	30.52	30.03 - 31.03
3/2/2017	Dalbergia Investments LLC	Buy	45,489	30.52	30.03 - 31.03
3/2/2017	40 North Latitude SPV D LLC	Buy	117,000	30.52	30.03 - 31.03
3/2/2017	40 North Latitude SPV D LLC	Buy	25,500	31.15	30.5 - 31.5
3/3/2017	40 North Latitude SPV D LLC	Buy	28,344	31.17	30.85 - 31.85
3/3/2017	Dalbergia Investments LLC	Buy	10,913	31.17	30.85 - 31.85
3/3/2017	40 North Latitude SPV D LLC	Buy	19,597	32.75	31.85 - 32.85
3/3/2017	Dalbergia Investments LLC	Buy	7,546	32.75	31.85 - 32.85
3/3/2017	40 North Latitude SPV D LLC	Buy	27,869	32.99	32.85 - 33
3/3/2017	Dalbergia Investments LLC	Buy	10,731	32.99	32.85 - 33
3/3/2017	Dalbergia Investments LLC	Buy	27,800	32.55	32.23 - 32.61
3/3/2017	40 North Latitude Master Fund Ltd	Buy	72,200	32.55	32.23 - 32.61
3/3/2017	40 North Latitude Master Fund Ltd	Buy	105,000	32.65	32.5 - 32.85
3/3/2017	40 North Latitude SPV D LLC	Buy	8,845	31.87	31.6 - 32.6
3/3/2017	Dalbergia Investments LLC	Buy	3,406	31.87	31.6 - 32.6
3/3/2017	40 North Latitude SPV D LLC	Buy	23,645	32.88	32.6 - 33.2
3/3/2017	Dalbergia Investments LLC	Buy	9,104	32.88	32.6 - 33.2
3/3/2017	Dalbergia Investments LLC	Buy	63,981	32.91	32.48 - 33
3/3/2017	40 North Latitude Master Fund Ltd	Buy	166,165	32.91	32.48 - 33
3/3/2017	40 North Latitude Master Fund Ltd	Buy	800,000	33.03	32.5 - 33.05
3/3/2017	Dalbergia Investments LLC	Buy	251,590	32.98	32.98 - 32.98
3/3/2017	40 North Latitude Master Fund Ltd	Sell	(251,590)	32.98	32.98 - 32.98
3/6/2017	Dalbergia Investments LLC	Buy	85,757	32.56	32.38 - 32.83
3/6/2017	40 North Latitude Master Fund Ltd	Buy	222,725	32.56	32.38 - 32.83
3/7/2017	Dalbergia Investments LLC	Buy	13,900	32.54	32.48 - 32.68
3/7/2017	40 North Latitude Master Fund Ltd	Buy	36,100	32.54	32.48 - 32.68
3/7/2017	Dalbergia Investments LLC	Buy	25,020	32.65	32.3 - 32.95
3/7/2017	40 North Latitude Master Fund Ltd	Buy	64,980	32.65	32.3 - 32.95
3/7/2017	40 North Latitude Master Fund Ltd	Buy	275,000	32.69	32.6 - 32.75
3/7/2017	Dalbergia Investments LLC	Buy	76,450	32.69	32.69 - 32.69
3/7/2017	40 North Latitude Master Fund Ltd	Sell	(76,450)	32.69	32.69 - 32.69
3/8/2017	40 North Latitude Master Fund Ltd	Buy	104,283	32.15	31.93 - 32.6
3/8/2017	Dalbergia Investments LLC	Buy	40,152	32.15	31.93 - 32.6
3/8/2017	40 North Latitude Master Fund Ltd	Buy	87,786	32.13	31.88 - 32.5
3/8/2017	Dalbergia Investments LLC	Buy	33,801	32.13	31.88 - 32.5
3/8/2017	40 North Latitude Master Fund Ltd	Buy	100,000	32.58	32.53 - 32.53
3/8/2017	Dalbergia Investments LLC	Buy	27,800	32.58	32.58 - 32.58
3/8/2017	40 North Latitude Master Fund Ltd	Sell	(27,800)	32.58	32.58 - 32.58
3/9/2017	Dalbergia Investments LLC	Buy	21,095	32.32	32.05 - 32.45
3/9/2017	40 North Latitude Master Fund Ltd	Buy	54,788	32.32	32.05 - 32.45
3/9/2017	Dalbergia Investments LLC	Buy	1,556	32.46	32.2 - 32.5
3/9/2017	40 North Latitude Master Fund Ltd	Buy	4,044	32.46	32.2 - 32.5
3/10/2017	Dalbergia Investments LLC	Buy	10,123	33.18	32.68 - 33.43
3/10/2017	40 North Latitude Master Fund Ltd	Buy	26,292	33.18	32.68 - 33.43
3/13/2017	40 North Latitude Master Fund Ltd	Buy	74,460	33.71	33.45 - 34
3/13/2017	Dalbergia Investments LLC	Buy	28,670	33.71	33.45 - 34

1 Prices are rounded to the nearest cent.